UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2013

PROTO LABS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-35435	41-1939628
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of Principal Executive Offices)	(Zip Code)

(763) 479-3680

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Proto Labs, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 23, 2013 (the “Annual Meeting”). At the meeting, the Company’s shareholders elected all nine persons nominated by the Company’s board of directors to serve as directors until the next Annual Meeting of Shareholders or until their successors are elected and duly qualified. In addition, the Company’s shareholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Set forth below are the final voting results for each of the proposals.

Proposal 1. Election of Directors.

Name	For	Withheld	Broker Non-Votes
Lawrence J. Lukis	19,720,087	322,642	4,169,758
Bradley A. Cleveland	19,917,757	124,972	4,169,758
Matthew C. Blodgett	16,029,281	4,013,448	4,169,758
Rainer Gawlick	19,964,384	78,345	4,169,758
John B. Goodman	19,917,045	125,684	4,169,758
Douglas W. Kohrs	19,965,389	77,340	4,169,758
Margaret A. Loftus	19,908,170	134,559	4,169,758
Brian K. Smith	19,965,249	77,480	4,169,758
Sven A. Wehrwein	19,966,574	76,155	4,169,758

Proposal 2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes
17,597,918	16,577	84,770	4,169,758

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTO LABS, INC.

Date: May 29, 2013	/s/ John R. Judd
John R. Judd
Chief Financial Officer